                                                                    EXHIBIT (L)

                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1996-3 Monthly Statement
                        Class A Certificate CUSIP #25466KAY5
                        Class B Certificate CUSIP #25466KAZ2


Trust Distribution Date: November 16, 1998   Due Period Ending: October 31, 1998

Pursuant to the Series Supplement dated as of February 21, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------
     Series  1996-3                                        Total                   Interest                    Principal
            Class A      30 days at 6.050000000%           $5.041666667            $5.041666667                $0.000000000

            Class B      30 days at 6.250000000%           $5.208333333            $5.208333333                $0.000000000


2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
  (a) Aggregate Investor Interest                                          $17,858,805,675.98
      Seller Interest                                                       $5,661,855,368.78

      Total Master Trust                                                   $23,520,661,044.76


  (b) Group One Investor Interest                                          $15,308,805,675.98

  (c) Group Two Investor Interest                                           $2,550,000,000.00

  (d) Series 1996-3 Investor Interest                                         $631,579,000.00

  (e) Class A Investor Interest                                               $600,000,000.00

      Class B Investor Interest                                                $31,579,000.00


3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                               Finance Charge                Principal                    Yield
                                                                Collections                 Collections                Collections

  (a) Allocation of Collections between Investor and Seller
      Aggregate Investor Allocation.                           $307,941,693.14              $2,542,177,499.04            $0.00

      Seller:                                                   $96,659,138.74                $797,958,487.09            $0.00

  (b) Group One Allocation                                     $264,285,263.39              $2,181,776,826.14            $0.00

  (c) Group Two Allocation                                      $43,656,429.75                $360,400,672.90            $0.00

  (d) Series 1996-3 Allocations                                 $10,802,842.22                 $89,181,630.83            $0.00

  (e) Class A Allocations                                       $10,276,861.13                 $84,839,454.05            $0.00

      Class B Allocations                                          $525,981.09                  $4,342,176.78            $0.00



4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This                SPFA            Deposit Deficit         Investment
                          Due Period               Balance              Amount                Income
     Series 1996-3           $0.00                 $0.00                 0.00                 $0.00


5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                  Total Payments
                              Amount Paid            Deficit Amount               Through This
                             This Due Period         This Due Period               Due Period
     Series 1996-3                 $0.00                    $0.00                  $0.00


6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                            Deposits Into the
                                                SIFAs This
                                                Due Period                  SIFA Balance
     Series 1996-3                            $3,189,473.96                   $9,568,421.88


7.   Pool Factors
     ------------
                                                                              This Due Period
     Class A                                                                        1.00000000

     Class B                                                                        1.00000000


8.   Investor Charged-Off Amount
     ---------------------------
                                                                                      Cumulative
                                                                                 Investor Charged-Off
                                            This Due Period                             Amount
  (a) Group One                           $96,500,548.69                                $0.00

  (b) Group Two                           $15,940,614.21                                $0.00

  (c) Series 1996-3                        $3,944,526.41                                $0.00

  (d) Class A                              $3,752,470.82                                $0.00

      Class B                                $192,055.59                                $0.00


9.   Investor Losses This Due Period
     -------------------------------
                                                                                    Per $1,000 of
                                                                                  Original Invested
                                                 Total                                Principal

  (a) Group One                                    $0.00                                $0.00

  (b) Group Two                                    $0.00                                $0.00

  (c) Series 1996-3                                $0.00                                $0.00

  (d) Class A                                      $0.00                                $0.00

      Class B                                      $0.00                                $0.00



10.  Reimbursement of Investor Losses This Due Period                              Per $1,000 of
     ------------------------------------------------                            Original Invested
                                                 Total                               Principal
  (a) Group One                                    $0.00                               $0.00

  (b) Group Two                                    $0.00                               $0.00

  (c) Series 1996-3                                $0.00                               $0.00

  (d) Class A                                      $0.00                               $0.00

      Class B                                      $0.00                               $0.00


11.  Aggregate Amount of Unreimbursed Investor Losses                              Per $1,000 of
     ------------------------------------------------                            Original Invested
                                                 Total                               Principal
  (a) Group One                                    $0.00                              $0.00

  (b) Group Two                                    $0.00                              $0.00

  (c) Series 1996-3                                $0.00                              $0.00

  (d) Class A                                      $0.00                              $0.00

      Class B                                      $0.00                              $0.00


12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
  (a) Group One                                                 $25,729,953.89

  (b) Group Two                                                  $4,250,000.00

  (c) Series 1996-3                                              $1,052,631.67

  (d) Class A                                                    $1,000,000.00

      Class B                                                       $52,631.67


13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                                 As a Percentage
                                                                    of Class A
                                                 Total           Invested Amount
     Series 1996-3 Class B                   $37,894,740.00         6.3158%


14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                             Shared Amount        Class B Amount
     Maximum Amount                                $0.00         $18,947,370.00

     Available Amount                              $0.00         $18,947,370.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00                  $0.00


15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding $23,888,556,109.19

                       Delinquent Amount     Percentage of Ending
     Payment Status    Ending Balance        Receivables Outstanding
     30-59 days          $649,100,087.44             2.72%

     60-179 days       $1,141,047,216.43             4.78%

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                      -----------------------------

                                             Vice President

                         MASTER SERVICER'S CERTIFICATE STATEMENT

                               Discover Card Master Trust I

                             Series 1996-3 Monthly Statement

                                       CREDIT CARD
                                PASS-THROUGH CERTIFICATES

           The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of February 21, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-3 Master Trust Certificates for the Distribution Date occurring on November 16, 1998:

1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    eriod is equal to                                                                      $3,744,736,818.03

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                        $84,839,454.05

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                                 $10,276,861.13

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                                 $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                                   $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall
         is equal to                                                                                   $0.00

    (b)  with respect to the Class A Cumulative Investor Charged-Off
         Amount is equal to                                                                            $0.00

    (c)  with respect to the Class A Investor Interest is equal to                                     $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                                       $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                         $4,342,176.78

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                    $525,981.09

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                                 $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                   $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall
          is equal to                                                                                   $0.00

     (b)  with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                            $0.00

     (c)  with respect to the Class B Investor Interest is equal to                                     $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                       $0.00

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of November, 1998.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer